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                                 EXHIBIT 1



                           STOCK OPTION AGREEMENT
                           ______________________


     Stock Option Agreement (the "Agreement") dated as of the 9th day of March, 1992, by and between DENTO-MED INDUSTRIES, INC., a New York corporation (the "Company") with its executive offices at 941 Clint Moore Road, Boca Raton, Florida 33487 and DTR ASSOCIATES LIMITED PARTNERSHIP (the "Option Holder"), a Massachusetts limited partnership at with its principal place of business at 3 Tech Circle, Natick, Massachusetts 01760.

                           W I T N E S S E T H :
                           _____________________

     Whereas, the Option Holder is to perform valuable services for the Company;

     Whereas, the Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to grant a nonqualified option to the Option Holder to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"), as an inducement for increased effort during such service, and has approved the execution of this Agreement; and

     Whereas, the option granted hereby is not intended to qualify either as an "incentive stock option" under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or to be granted under any stock option plan of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants conditions and promises contained herein, the parties hereto hereby agree as follows:

     1.   Grant of Option.
          ________________

     The Company hereby grants to the Option Holder the right and option to purchase on the terms and conditions hereinafter set forth, all or any part of an aggregate of 350,000 shares (the "Shares") of Common Stock at the purchase price of $3.00 per share (such purchase price being 100% of the fair market value of the Common Stock at the close of business on March 9,
1992) exercisable at any time and from time to time in accordance with the provisions of this Agreement, expiring at 5:00, New York City time, on March 8, 1997, unless terminated sooner as hereinafter provided (the "Expiration Date").

     2.   Termination; Non-Transferability; Exceptions.
          _____________________________________________

     In the event the association of the Option Holder with the Company terminates by reason of either a material breach on the part of the Option Holder of the Distribution Agreement dated November 20, 1991 between the Company and the Option Holder (the "Distribution Agreement') or the termination of the Distribution Agreement by the Option Holder for other than a material breach of the Distribution Agreement by the Company, then in either such event, this Agreement shall immediately terminate and be of no

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further force and effect without any other act by or on behalf of the parties hereto except that the Option Holder shall have 90 days from the date of termination of association to exercise this option to the extent otherwise exercisable on the date of such termination, but in no event later than 5:00, New York City Time, on March 8, 1997.

     3.   Method of Exercise.
          ___________________

     Each exercise of this option shall be by means of a notice of exercise delivered to the Company: (i) containing the written statement set forth in paragraph no. 4(d) hereof, (ii) specifying the number of Shares to be purchased and (iii) accompanied by payment to the Company of the full purchase price of the Shares to be purchased either by cash or check payable to the order of the Company. In no event shall any fractional Shares be issued upon any exercise of the option granted hereunder.

     4.   Issuance of Shares.
          ___________________

     The Option Holder hereby warrants and represents to, and covenants and agrees with, the Company as follows:

          (a) The Shares issuable upon exercise of this Option are being purchased for the Option Holder's own account for investment only, and not with a view towards the distribution or resale to others;

          (b) The Option Holder has been advised and is aware that (i) it may be impossible to readily liquidate this investment, and (ii) the Option Holder must bear the economic risk of this investment in the Shares for an indefinite period of time because the Shares have not been registered under Section 5 of the Securities Act of 1933, as amended (the "Act"), and therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available;

          (c) The Option Holder understands that the Company has no obligation to register the Shares, except as expressly hereinafter set forth, and the Company may not be able to effect such registration; and

          (d) Prior to the issuance of any Shares, the Option Holder shall provide to the Company a written statement to the effect that (i) the Option Holder has had the opportunity to ask questions of, and receive answers from, the Company concerning the business and financial condition of the Company;
(ii) the Option Holder has had the opportunity to review all reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934 during the fiscal year of the Company prior to the date of the exercise of this option; (iii) no warranties or representations have been made to the

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Option Holder by any officer, director, employee or agent of the Company, except as expressly set forth herein; (iv) the Option Holder has evaluated the risks of purchasing the Shares; (v) the Option Holder has determined that the purchase of the Shares is a suitable investment; (vi) the Option Holder has adequate financial resources for an investment of such character; (vii) the Option Holder alone or with its representative, has such knowledge and experience in financial and business matters that the Option Holder is capable of evaluating the merits and risks of the purchase of the Shares;
and (viii) the warranties and representations made herein by the Option
Holder are accurate, true and correct, and may be relied upon by the Company in connection with the issuance of the Shares hereunder to the Option Holder.

     5.   Registration Rights.
          ____________________

     The Company covenants and agrees with the Option Holder that it agrees to use its best efforts to file a registration statement with the Securities and Exchange Commission for purposes of offering for sale securities to the public for selling security holders and/or the Company prior to April 30, 1992. The Option Holder will be entitled to have the Shares included in such registration statement at no cost to the Option Holder. Notwithstanding the foregoing, the Company shall not be liable for any and all fees and expenses incurred, if any, by the Option Holder for the fees and expenses of attorneys or other representatives of the Option Holder, or for any selling or brokerage commissions, if any, incurred in connection with the registration and sale to the public of the Shares. The Company further covenants and agrees with the Option Holder to use its best efforts to have such registration statement declared effective, maintained effective for the shorter of five years thereafter or the sale of all the securities offered thereby and have the Shares registered for sale in a reasonable number of states.

     6.   No Transfer.
          ____________

     This Option and the rights and privileges granted hereby shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of the law, or otherwise, except by will or the laws of descent and distribution. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this option or any right or privileges granted hereby contrary to the provisions hereof, this Option and all rights and privileges contained herein shall immediately become null and void and of no further force and effect.

     7.   Adjustments.
          ____________

     (a) If the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of

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Shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or the like, an appropriate and proportionate adjustment shall be made in the number and kind of securities receivable upon the exercise of this Option, without change in the total price applicable to the unexercised portion of this option but with a corresponding adjustment in the price for each unit of any security covered by this option.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all of the assets of the Company, the Board shall provide in writing in connection with such transaction for one or more of the following alternatives, separately or in combination: (i) the assumption by the successor entity of the options theretofore granted or the substitution by such entity for such options of new options covering the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (ii) the continuance of the Agreement by such successor entity in which this Option shall remain in full force and effect under the terms so provided.

     (c) Any adjustments under this paragraph no. 7 shall be made by the Board, whose good faith determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     8.   No Stockholder Rights.
          ______________________

     Neither the Option Holder nor any other person legally entitled to exercise this option shall be entitled to any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon any exercise of this Option, unless and until a certificate or certificates representing such Shares shall have actually be issued and delivered to the Option Holder.

     9.   No Waiver.
          __________

     The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

     10.  Entire Agreement.
          _________________

     This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

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     11.  Governing Law.
          ______________

     This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

     12.  Binding Effect.
          _______________

     This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

     13.  Assignment.
          ___________

     Except as set forth in paragraph nos. 2(b) and 7(b) hereof, this Agreement may not be assigned by the parties hereto, and any attempted assignment hereof shall be void and of no effect.

     14.  Paragraph Headings.
          ___________________

     The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

     15.  Notices.
          ________

     Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with an acknowledgement copy requested, or by the Express Mail service offered by the United States Post Office, directed to the addresses set forth above, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective, if sent by mail, three (3) days after it is mailed within the continental United States; if sent by Express Mail service, one day after it is mailed; or by hand delivery, upon receipt.

     16.  Unenforceability; Severability.
          _______________________________

     If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

     17.  Broker's Fees.
          ______________

     No party has incurred nor will incur any liability for brokerage fees or agents' commissions in connection with the transactions contemplated hereby, and all parties warrant that no agent or broker was instrumental in consummating this transaction so as to earn any such fee.

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     18.  Counterparts.
          _____________

     This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date above written.

                                      DENTO-MED INDUSTRIES, INC.

                                      by:  /s/  Harvey Tauman, President
                                         _______________________________
                                         Harvey Tauman, President


                                      DTR ASSOCIATES LIMITED PARTNERSHIP

                                      by:  /s/  Victor N. Grillo
                                         _______________________________
                                         Victor N. Grillo, Sr.
                                         President